UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

IGNIS PETROLEUM GROUP, INC.

(Exact name of registrant in its charter)
NEVADA	000-50929	16-1728419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Court, 7th Floor

Dallas, Texas 75201

(Address of principal executive offices)

(214) 459-8188

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On August 1, 2006, our board of directors authorized Ignis Petroleum Group, Inc. to enter into indemnification agreements with the following members of our board of directors: Philipp Buschmann, Geoffrey Lowndes Evett, Roger A. Leopard and Michael P. Piazza; and with the following members of our board of advisors: Frederick C. Stein, Alexander Kulpecz, Joseph Gittelman. In general, each indemnification agreement provides that we will, to the fullest extent permitted by Nevada law and subject to certain limitations, indemnify the director or advisor against expenses incurred by such person in connection with any action, suit or proceeding to which such person is a party by reason of such person's service as a director, officer, employee or agent of ours. Each indemnification agreement also provides that we will advance expenses incurred by the advisor or director in defense of any such action, suit or proceeding and that to the extent we maintain directors' and officers' liability insurance, such director or advisor will be covered by such policy.

On August 28, 2006, we entered into an Amended and Restated Loan Agreement with Petrofinanz GmbH, which amended and restated the Loan Agreement with Petrofinanz GmbH, dated December 22, 2005, in the original principal amount of $100,000. Pursuant to the Amended and Restated Loan Agreement, Petrofinanz agreed to loan us an additional $500,000. Interest on the entire loan amount will accrue interest at a rate of 10% per annum beginning August 28, 2006. We must repay the principal amount of the loan at a rate of $30,000 per month beginning January 28, 2007 and continuing until the February 28, 2008, at which time the entire outstanding principal amount and accrued interest will be due. Petrofinanz may accelerate the loan if we obtain new financing from the issuance of debt or equity securities in excess of $1,000,000 prior to the loan's maturity date.

The foregoing is a summary of the terms of the agreements described above and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached to this report as exhibits.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit Number	Description
10.1	Form of Indemnification Agreement for Directors and Advisors
10.2	Amended and Restated Loan Agreement, dated August 28, 2006, by and between Ignis Petroleum Group, Inc. and Petrofinanz GmbH

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.
Date: September 5, 2006
	By:	/s/ Michael P. Piazza
Michael P. Piazza
President and Chief Executive Officer

I:\CORPORATE\CLIENTS\Ignis Petroleum\Miscellaneous 2006 (97423)\SEC Filings\Form 8-K\Form 8-K re Indem-v3-CH-dwc(9-1).doc